UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 22, 2015

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Conversion of Subordinated Debt

On June 24, 2015, Real Goods Solar, Inc. (the “Company”) entered into a Conversion Agreement (the “Conversion Agreement”) with Riverside Fund III, L.P. (the “Riverside Lender”), pursuant to which the amounts payable to the Riverside Lender under the Notes (defined below) were converted (the “Conversion”) into 1,288,156 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”). The Company consummated the Conversion on June 25, 2015. Before the Conversion, the Company had 5,635,687 shares of Common Stock outstanding. After the Conversion, the Company has 6,923,843 shares of Common Stock outstanding.

The Company issued promissory notes to the Riverside Lender (i) on May 21, 2013, for $3,000,000 (as amended and restated, the “$3 Million Note”) and (ii) on June 20, 2012, for $150,000 (as amended and restated, the “$150,000 Note”, and together with the $3 Million Note, the “Notes”). As of June 23, 2015, the aggregate outstanding principal and accrued interest under the Notes was $4,238,030.42. The Common Stock Units will be issued to the Riverside Lender in full satisfaction of the outstanding principal and accrued interest. The Conversion was affected using a conversion ratio equal to $3.29, the closing price of the Common Stock on June 23, 2015, the date before entering into the Conversion Agreement.

The closing of the Conversion was subject to certain conditions, one of which was that the Company shall have received from WestPark Capital, Inc. a fairness opinion with respect to the Conversion in a form reasonably acceptable to the Company.

To comply with NASDAQ continued listing requirements, the Company will not issue any shares of Common Stock to the Riverside Lender at the closing of the Conversion if such issuance would result in the Riverside Lender (together with its affiliates) holding shares of Common Stock in excess of 19.99% of the Company’s outstanding shares of Common Stock immediately after giving effect to the Conversion (the “Maximum Percentage”) unless and until the Company has first obtained shareholder approval for such issuance. In lieu of issuing any shares of Common Stock in excess of the Maximum Percentage (the “Capacity Shares”) to the Riverside Lender, the Company has agreed to issue any Capacity Shares to the Riverside Lender upon request at such time when the Riverside Lender holds less than the Maximum Percentage, or at any time after the Riverside Lender has obtained shareholder approval.

The Company is obligated to include in its proxy statement for its next annual meeting of shareholders a proposal for the Company’s shareholders to approve the issuance of shares of Common Stock to the Riverside Lender or its affiliates under the Conversion Agreement in excess of 19.99% of the outstanding shares of the Common Stock or voting power, where such ownership or voting power would be the largest ownership position in the Company.

The Conversion Agreement requires the Company to file, within 45 days after the effective date of the Conversion, a registration statement on Form S-3 to register for resale the shares of Common Stock issued in the Conversion and any shares of Common Stock held by the Riverside Lender’s affiliates. The registration statement must be effective within 120 days after the effective date of the Conversion.

Riverside Renewable Energy Investment, LLC (“Riverside”) is currently the Company’s largest shareholder and holds approximately 6.9% of the Company’s issued and outstanding shares of Common Stock as of June 23, 2015. Pursuant to the terms of the Shareholders Agreement, dated December 19, 2011, between the Company and Riverside, Riverside has the right to designate a certain number of individuals for appointment or nomination to the Company’ board of directors, tied to its ownership of the Common Stock. Currently, David Belluck and Steven Kaufman serve on the Company’s board of directors as Riverside’s designees. Mr. Belluck controls Riverside Partners III, LLC, (due to being the manager), which is the general partner of Riverside Partners III, LP, which is the general partner of the Riverside Lender. Riverside is a wholly-owned subsidiary of the Riverside Lender.

Exchange of Series A and Series C Warrants

On June 25, 2015, the Company entered into separate Exchange Agreements (each, an “Exchange Agreement”) with two holders of the Company’s Series A Warrants and Series C Warrants (together, the “Warrants”) originally issued in the Company’s February 2015 public offering (each, a “Holder”), pursuant to which the Company agreed to exchange the Warrants for shares of the Company’s Class A Common Stock.

Pursuant to the terms of the Exchange Agreement, at closing, the Company and Holders will exchange all Warrants held by the Holders for shares of Common Stock equal to 115% of the shares of Common Stock issuable upon exercise of the Warrants (the “Exchange”).

The consummation of the exchange is subject to certain closing conditions, one of which is that the NASDAQ Stock Market has completed its review of the transaction without objection. Upon closing of the Exchange, the Holders will exchange Warrants to purchase a total of 1,154,685 shares of Common Stock for an aggregate of approximately 1,330,000 shares of Common Stock.

The shares of Common Stock will be issued post-closing at such time and in such amount as requested by each Holder in accordance with the terms of the Exchange Agreement. Irrespective of the total number of shares of Common Stock actually issued, following the closing of the Exchange, the Holders will be entitled to participate in dividends and other distributions and to acquire options, convertible securities or rights to purchase the Company’s securities or property granted, issued or sold pro rata to the holders of Common Stock to the same extent that the Holder would have participated had all shares of Common Stock issuable under the Exchange Agreement been issued and were held by such Holder as of the date of determination for any such action.

The Company will not deliver any shares to a Holder upon request if after such delivery the Investor together with the other “attribution parties” collectively would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exchange.

The Exchange Agreements prohibit the Company from entering into transactions constituting a “fundamental transaction” unless the successor entity in such transaction assumes all of our obligations under certain provisions of the Exchange Agreement in a written agreement approved by the Holders. The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all our assets, certain tender offers and other transactions that result in a change of control.

Item 1.02.	Termination of a Material Definitive Agreement.

The disclosures set forth above under Item 1.01 are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures set forth above under Item 1.01 are incorporated herein by reference.

The Conversion was made pursuant to Section 3(a)(9) of Securities Act of 1933, as amended (the “Securities Act”) because the Company consummated the transaction with an existing security holder exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. The Conversion also qualified for the exemption from registration provided by Section 4(a)(2) of the Securities Act, because the Company consummated the transaction with one existing security holder with which it has a long-standing and substantive relationship, who is a sophisticated and accredited investors, and the Company placed a legend on the shares of Common Stock issuable in the Conversion stating that the issuance of the shares has not been registered under the Securities Act and that the shares cannot be sold or otherwise transferred without registration or an exemption therefrom.

The Exchange will also be made pursuant to Section 3(a)(9) of Securities Act because the Company consummated the transaction with existing security holders exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 8.01.	Other Events.

Press Release

On June 25, 2015, the Company issued a press release announcing that it had entered into the Conversion Agreement and the Exchange Agreement and consummated the Conversion. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Litigation

The Company has previously disclosed that it and certain officers and directors are parties to three consolidated lawsuits currently pending in the Southern District of New York arising out of the Company’s July 9, 2014 PIPE offering. The court ordered the parties to participate in a settlement conference on June 22, 2015. As a result of the settlement conference, the Company and the officers and directors resolved in principle the claims asserted by certain of the plaintiffs. The Company and the officers and directors are in continued discussions to resolve the claims of the remaining plaintiffs. The Company currently expects that its exposure will be capped at the retention of its Officers and Directors Insurance Policy ($500,000) and that it may involve an adjustment in the exercise price of the warrants issued in the PIPE offering.

The owner of a large photovoltaic system built by the Company’s commercial division in 2012 is claiming that the system has significant defects and is proposing to conduct repairs with a cost of $1.7-$1.8 million. Based on the information currently available, the Company believes that the repairs proposed by the owner are excessive. The Company has taken a reserve of $330,000, which it believes is a more reasonable estimate of the cost of any remediation. The Company intends to vigorously defend its position in this matter.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Real Goods Solar, Inc. on June 25, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey
Dennis Lacey
Chief Executive Officer and Acting Principal Financial Officer

Date: June 25, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Real Goods Solar, Inc. on June 25, 2015